Exhibit 10.11

FORM OF AWARD AGREEMENT

OMNICARE, INC.

Restricted Stock Award

This AWARD AGREEMENT (this “Agreement”) is effective as of [DATE] (the “Grant Date”), by and between Omnicare, Inc., a Delaware corporation (“Omnicare” or the “Company”), and [NAME] (the “Participant”). The restricted stock award granted hereby is granted by the Compensation Committee (the “Committee”) of Omnicare’s Board of Directors pursuant to the terms of the 2014 Stock and Incentive Plan (the “Stock Plan”). This Agreement evidences the issuance or transfer of [NUMBER OF SHARES] shares of Common Stock (hereinafter sometimes called the “Restricted Shares”) to the Participant upon the terms and subject to the conditions set forth herein. All capitalized terms not defined in this Agreement shall have the meanings assigned to such terms in the Stock Plan.
Section 1.         Restrictions on Transfer
The Participant will not, except as otherwise specifically required or permitted by this Agreement, sell, exchange, assign, gift, encumber, transfer, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Restricted Shares or any interest therein until the restrictions on Transfer set forth in this Section 1 lapse in accordance with this Agreement. Restricted Shares for which the restrictions on Transfer have not lapsed are referred to as “Non-vested Shares” in this Agreement. To evidence the restrictions on Transfer set forth in this Agreement and until such restrictions shall have lapsed, the Restricted Shares shall be deposited with and held by the Company.
Section 2.         Stockholder Rights
Upon the issuance or transfer to the Participant of the Restricted Shares, subject to the restrictions imposed by Section 1 of this Agreement and the immediately following proviso, the Participant shall be a stockholder of record of the Company and shall have all rights of a holder of Common Stock with respect to the Restricted Shares (including the right to vote such shares at any meeting of holders of Common Stock); provided, however, that any dividends declared and payable with respect to Non-vested Shares (“Non-vested Dividends”) shall be held by the Company as a general obligation without interest and shall be paid to the Participant as soon as practicable following the vesting of the Non-vested Shares (but in no event more than two and a half months following the date of such vesting). In the event that the Participant forfeits any Non-vested Shares in accordance with this Agreement, the Participant shall also forfeit the right to all Non-vested Dividends declared and payable with respect to such shares.
Section 3.     83(b) Election
Under Section 83(b) of the Code, the Participant may, within 30 days from the Grant Date of the Restricted Shares, elect to include the Fair Market Value of such shares on the Grant Date in Participant’s gross income for the current taxable year. The Participant shall timely file a copy of any such election with the Company and the Internal Revenue Service in accordance with Section 83(b) of the Code. In the absence of such an election, the Participant will recognize income upon the vesting of the Restricted Shares, based on the Fair Market Value of such shares at the time of vesting.
Section 4.     Changes in Capitalization

For the avoidance of doubt, the Restricted Shares shall be subject to Section 4.2 of the Stock Plan relating to Adjustments.
Section 5.     Vesting Schedule
If the Participant has not forfeited all Non-vested Shares or the restrictions on Transfer set forth in Section 1 have not earlier lapsed with respect to all Non-vested Shares in accordance with Section 6 of this Agreement, such restrictions on Transfer shall lapse [as to twenty-five (25) percent of the total number of Restricted Shares on each of the first four anniversaries of the Grant Date][as to one-third of the total number of Restricted Shares on each of the first three anniversaries of the Grant Date][as to twenty (20) percent of the total number of Restricted Shares on the second anniversary of the Grant Date, forty (40) percent of the total number of Restricted Shares on the third anniversary of the Grant Date and forty (40) percent of the total number of Restricted Shares on the fourth anniversary of the Grant Date][alternative vesting schedule approved by the Committee]. Upon the lapse of the restrictions on Transfer with respect to any Non-vested Shares, such Restricted Shares shall vest.
Section 6.     Termination of Employment
6.1    Death or Disability
If the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of death or by reason of Disability, the restrictions on Transfer applicable to any remaining Non-vested Shares shall lapse in their entirety as of the effective date of such termination of employment.
6.2     Retirement
If the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of retirement at or after normal retirement age (as determined in accordance with the Company’s Employees Savings and Investment Plan), with the consent of the Committee (taking into account, among other factors, Participant’s length of service at the time of retirement, the degree of Participant’s prior contributions to the Company, any continuing benefits to the Company, and the individual circumstances of Participant’s retirement), the restrictions on Transfer applicable to any remaining Non-vested Shares shall lapse in their entirety as of the effective date of such termination of employment.
6.3     Change in Control
For purposes of this Agreement:
(a)     The occurrence of a Change in Control (as defined below) will not itself result in the lapse of the restrictions on Transfer to the extent the Board or the Committee determines, prior to such Change in Control, that all remaining Non-vested Shares shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted shares or rights, an “Alternative Award”) by the resulting entity in the Change in Control, provided that any such Alternative Award satisfies the requirements set forth in Section 14.1(b) of the Stock Plan.
(b)     In the event clause (a) does not apply or an event constituting Good Reason is known in advance of a Change in Control and the Participant provides notice to the Company that he or she will terminate on account of such Good Reason effective upon the Change in Control, then, in either case, upon the Change in Control, (i) this Restricted Stock Award shall become fully vested and non-forfeitable immediately prior to the Change in Control, and (ii) the Board or

Committee (as constituted prior to the Change in Control) shall provide that, in connection with the Change in Control, each Non-vested Share immediately prior thereto shall be cancelled in exchange for an amount equal to the Change in Control Price. In addition to (i) and (ii) hereof, the Board or the Committee (as constituted prior to the Change in Control) may make such other adjustments or settlements of any remaining Non-vested Shares as it deems appropriate and consistent with the Stock Plan’s purposes; provided, however, that, in no event, shall any such adjustment or substitution adversely affect the rights of Participant set forth in (i) and (ii) hereof.
(c)     If the Company and its Subsidiaries (or the resulting entity in the Change in Control) terminate Participant’s employment other than for Cause or if Participant voluntarily terminates employment with the Company and its Subsidiaries for Good Reason, in each case within 24 months following the effective date of a Change in Control, the restrictions on Transfer applicable to any remaining Non-vested Shares (including any shares subject to an Alternative Award for which the restrictions on Transfer have not lapsed) shall lapse in their entirety as of the effective date of such termination of employment.
(d)    For purposes of this Section 6.3, “Change in Control” means:
(i) any Person becomes the Beneficial Owner of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company or an Affiliate, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (IV) any acquisition pursuant to a transaction that complies with clauses (A), (B) or (C) in clause (iii) below; or
(ii) Individuals who, as of May 22, 2014, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 22, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), or a sale or other disposition that involves a significant amount of the Company’s assets (as determined pursuant to Item 2.01 of Form 8-K); provided, however, that a Business Combination shall not constitute a Change in Control unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-

outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(e)    For purposes of this Agreement, “Cause” shall be as defined in the Stock Plan.
(f)    For purposes of this Agreement, a Participant shall have “Good Reason” if one or more of the following occurs: (a) a reduction in total compensation and benefits (which shall include any and all equity-based compensation) from the compensation and benefits provided to the Participant immediately prior to a Change in Control (excluding a reduction in benefits that occurs after the Change in Control and is caused by a change in benefit plan design that applies on a non-discriminatory basis to all eligible participants); (b) a material diminution in the level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships (internally or to the Board of Directors) from the Participant’s work level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships immediately prior to a Change in Control; or (c) relocation of the work place following a Change in Control to a location more than fifty (50) miles from the work place of the Participant immediately prior to a Change in Control. In no event shall a Participant have the right to terminate for Good Reason unless the Participant notifies the Company in writing of termination for Good Reason specifying the event constituting Good Reason. The Company shall have a period of fourteen (14) days in which to cure the Good Reason. If the Good Reason is cured within this period, a Participant will not be entitled to voluntarily terminate for Good Reason with respect to the event that has been cured.
6.4    Termination for any Other Reason
If the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or if the Participant resigns from employment with the Company and its Subsidiaries for any reason, in each case other than as set forth in Sections 6.1, 6.2 or 6.3 of this Agreement, any remaining Non-vested Shares shall be forfeited as of the effective date of such termination and Participant shall have no further rights with respect thereto.

Section 7.     Withholding of Taxes
The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld in respect of the Restricted Shares, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of the Restricted Shares. Such taxes may be paid in cash or by the surrender of shares of Common Stock.
Section 8.    Further Assurances
Each of the parties hereto agrees to execute and deliver all consents and other instruments and to take all other actions deemed necessary or desirable by counsel for the Company to carry out each term of this Agreement.
Section 9.    Notices
9.1    Notice to the Company
Any notice to the Company under or pursuant to this Agreement shall be deemed to have been given if and when delivered in person to the General Counsel of the Company or if and when mailed by certified or registered mail to the General Counsel of the Company at the executive offices of the Company, 900 Omnicare Center, 201 East Fourth Street, Cincinnati, OH 45202, or such other address as the Company may from time to time designate in writing by notice to the Participant given pursuant to Section 9.2 below.
9.2    Notice to the Participant
Any notice to the Participant under or pursuant to this Agreement shall be deemed to have been given if and when delivered to the Participant in person or if and when mailed by certified or registered mail to the Participant at Participant’s address on file with the Company’s Human Resources Department or such other address as the Participant may from time to time designate in writing by notice to the Company given pursuant to Section 9.1 above.
Section 10.    Entire Agreement
This Agreement supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof[, provided, however, that if Participant and the Company are parties to an employment agreement that is in effect on the Grant Date, the applicable terms and conditions of such employment agreement with respect to the vesting and payment of equity-based compensation shall apply to this Agreement]. Except as expressly provided herein, this Agreement is subject to the terms and conditions of the Stock Plan, a copy of which Participant acknowledges receiving and the terms of which are incorporated by reference herein. In the event of any conflict between the terms and conditions of the Stock Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.
Section 11.     Governing Law
This Agreement and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities law.

Section 12.     No Right of Employment
Nothing in this Agreement shall be deemed to give the Participant any right to continue as an employee of Omnicare or any Subsidiary or to interfere in any way with the right of Omnicare and its Subsidiaries to terminate or to change the terms and conditions of the Participant’s employment at any time.
Section 13.    Clawback
In addition to any compensation recovery which may be required by this Agreement, law or regulation (including but not limited to any clawback required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), the Participant acknowledges and agrees that any compensation paid under this Agreement shall be subject to the clawback requirements set forth in Omnicare’s Incentive Compensation Clawback Policy, Corporate Governance Guidelines, other corporate policies, and any similar successor provisions as may be in effect from time to time, including by reason of guidelines or policies adopted following the Participant’s termination of employment.
Section 14.    Restrictive Covenants
In consideration of the grant evidenced by this Agreement and such other good and valuable consideration referenced herein and therein, Participant agrees to the terms and conditions of the Noncompetition, Nonsolicitation and Nondisclosure Agreement attached hereto as Exhibit A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

OMNICARE, INC.

By: ______________________________________
Name:

PARTICIPANT

By: ______________________________________
Name: